Exhibit 21

Subsidiaries of Ideanomics, Inc.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Ideanomics Capital, Inc.	Delaware, USA
US Hybrid Corporation	Delaware, USA
Solectrac, Inc.	California, USA
Justly Holdings, Inc.	Delaware, USA
Justly Markets, LLC	Delaware, USA
Wireless Advanced Vehicle Electrification, LLC	Delaware, USA
Medici Motor Works Holdings	Delaware, USA
Medici Motor Works Inc	Delaware, USA
FNL Technologies, Inc.	Delaware, USA
The MDI Keeper’s Fund L.P.	Delaware, USA
Cyvolve	United Kingdom
Fintech Village LLC	Connecticut, USA
Blackhorse Ventures	Cayman
Intelligenta Ltd.	New York, USA
Yong Jin Financial Services Pte. Ltd.	Singapore
Ideanomics Svcs Ltd.	England and Wales
Ideanomics Spain, S.L.U.	Spain
Tree Technologies Sdn. Bhd.	Malaysia
Glory Connection Sdn. Bhd.	Malaysia
Tree Manufacturing Sdn. Bhd.	Malaysia
Prettl Electronics Automotive Gmbh	Germany
Energica Motor Company SpA	Italy
Technology Metals Market Ltd	England and Wales
Mobile Energy Global Limited	Cayman
Medici Operation Limited	Hong Kong
YOU On Demand (Beijing) Technology Co., Ltd.	China
Ideanomics (Beijing) New Energy Co., Ltd.	China
Ideanomics (Zhejiang) New Energy Technology Co., Ltd	China
Ideanomics (Shanghai) New Energy Technology Co., Ltd	China
Qingdao Medici New Energy Automobile Co., Ltd.	China
Qingdao Zhongsen Tower Communication Co., Ltd.	China
Qingdao Chengyang Medici Zhixing New Energy Automobile Co., Ltd.	China
Sichuan Shenma Zhixing Technology Co., Ltd.	China

Guizhou Qianxi	China
Mobile Energy Operation Group Limited	British Virgin Islands
MEG Technology Services Group Limited	Hong Kong

M.Y. Products Global Limited	British Virgin Islands
M.Y. Products Global Holdings Limited	British Virgin Islands
Frequency Networks, Inc.	Delaware, USA
Shanghai Ainengju Investment Management Consulting Co., Ltd.	China
Qingdao Ainengju Automobile Trading Market Co. Ltd.	China
Shanghai Wecast Supply Chain Management Co., Ltd	China
M.Y. Products, LLC	Indiana, USA
Guizhou Wide Angel Holding	China
Shanghai Yiyoukong New Energy Development Co., Ltd.	China
Timios Holdings Corp.	Delaware, USA
Fiducia Real Estate Solutions, Inc.	Delaware, USA
Crestview Asset Management, LLC	Utah, USA
Timios Appraisal Management, Inc.	Delaware, USA
Timios, Inc.	Delaware, USA
Timios Title, a California Corporation	California, USA
Timios Agency of Alabama, Inc.	Alabama, USA
Timios Agency of Nevada, Inc.	Nevada, USA
Timios Agency of Utah Inc.	Utah, USA
Timios Agency of Arkansas Inc.	Arkansas, USA
Timios Hawaii, Inc.	Hawaii, USA
Celer Escrow Company	California, USA
Celer Settlements, LLC	Delaware, USA
OrangeGrid LLC	California, USA